EFFECTIVE JANUARY 29, 2003, THE
COMPANY NAME CHANGED TO SIMS
GROUP LIMITED.

EXhibit A to Deposit Agreement

No. 33-85130
[Sponsored
Exempt]_________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents four deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF O.50 australian dollars EACH OF
SIMSMETAL LIMITED
(INCORPORATED UNDER THE LAWS OF
THE COMONWEALTH OF AUSTRALIA)

The Bank of New York as
depositary (hereinafter called
the "Depositary"), hereby
certifies that
__________________________
_______________________________
__________________, or
registered assigns IS THE OWNER
OF
_______________________________
_



AMERICAN DEPOSrTARY SHARES
representing deposited Ordinary
Shares {herein called "Shares"}
of Simsmetal Limited,
incorporated under the laws of
the Commonwealth of Australia
(herein called the "Company").
At the date hereof, each
American Depositary Share
represents four Shares which
are either deposited or subject
to deposit under the deposit
agreement at the principal
Melbourne, Victoria, Australia
office of Australia and New
Zealand Bank- ing Group, the
principal Melbourne, Victoria,
Australia office of National
Australia Bank or the principal
Sydney, New South Wales office:
of Westpac Banking Corporation
(herein col- lectively called
the "Custodian"). "The
Depositary!sCorporate
Trust Office is located at a
different address than its
principal executive office. Its
Corporate Trust Office is
located at 1.01. Barclay
Street, New York I N.Y. 1.0286,
and its
principal executive office is
located at 48 Wall Street, New
York, N.Y. 1.0286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286